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                                                 EXHIBIT 11
                                  WATTS INDUSTRIES , INC. AND SUBSIDIARIES
                                      COMPUTATION OF EARNINGS PER SHARE
                                                 (Unaudited)
                                          Three Months Ended
                                           September 30
                                          _________________________________
                                               1995              1994
                                          _______________   _______________
PRIMARY
   Average shares outstanding                  29,627,112        29,486,159
   Net effect of dilutive stock options -
   based on the treasury stock                    165,274           212,232
   method using average market price
                                          _______________   _______________
         Total                                 29,792,386        29,698,391
                                          ===============   ===============
   Net earnings                              $12,133,588       $11,390,000
                                          ===============   ===============
   Earnings per share                              $ .41             $ .38
                                          ===============   ===============
FULLY-DILUTED
   Average shares outstanding                  29,627,112        29,486,159
   Net effect of dilutive stock options -
   based on the treasury stock
   method using the quarter-end
   market price, if higher than average           184,548           227,393
   market price
                                          _______________   _______________
         Total                                 29,811,660        29,713,552
                                          ===============   ===============
   Net earnings                              $12,133,588       $11,390,000
                                          ===============   ===============
   Earnings per share                              $ .41             $ .38
                                          ===============   ===============


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